Exhibit 10.2
Composite Form of Amended and Restated Supplemental Executive Retirement Benefits Agreement for Mses. Carriere, Salazar, and Triche and Messrs. Cutrer, Hall, and Salazar

AMENDED AND RESTATED
    SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

This Amended and Restated Supplemental Executive Retirement Benefits Agreement (this “Agreement”) is made as of the 6th day of August, 2024, by and between Red River Bank, a Louisiana banking corporation (the “Bank”), and [Executive], an individual (“Executive”).

    RECITALS

    A.     Executive is a valued employee of Bank.

    B.     Executive and the Bank are parties to that certain Supplemental Executive Retirement Benefits Agreement effective as of October 1, 2004, which was subsequently amended by Amendment No. 1 to Supplemental Executive Retirement Benefits Agreement effective as of January 1, 2005 and Amendment No. 2 to Supplemental Executive Retirement Benefits Agreement effective as of October 1, 2016 (as amended, the “Original Agreement”).1

    C.    Bank desires to continue to provide for the post-retirement needs of its employees in a responsible manner and to continue to make available to Executive certain supplemental retirement benefits.

    D.    Bank and Executive desire to amend and restate the Original Agreement to revise the vesting schedule of the benefits provided and to make certain other non-substantive updates.

AGREEMENT

    NOW, THEREFORE, the parties hereto, for and in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do agree as follows:

1.Supplemental Retirement Benefits. Pursuant to the Original Agreement, Bank established an unfunded retirement plan, the obligations under which shall be reflected on the general ledger of Bank (the “Retirement Account”). The Retirement Account shall be an unsecured liability of Bank to Executive, payable only as provided herein from the general funds of Bank. The Retirement Account is not a deposit or insured by the FDIC and does not constitute a trust account or any other special obligation of Bank and does not have priority of payment over any other general obligation of Bank.

2.Payment of Benefits.

(a)On-Time Retirement. If Executive remains in the continual full-time employment of Bank (except for such breaks in service prescribed by law, such as the Family and Medical Leave Act, or as otherwise agreed in a writing expressly authorized by the Board of Directors of Bank) until the Full Benefits Date (as defined in Exhibit A hereto), then upon the date (the “Retirement
1 Mr. Hall’s original agreement was effective October 1, 2022 and was not amended until the Amended and Restated Supplemental Executive Benefits Agreement was executed.

Date”) on or after the Full Benefits Date on which Executive’s employment with the Bank is terminated for any reason other than For Cause (as hereinafter defined), Bank shall pay to Executive the Full Benefit (as defined in Exhibit A hereto) annually, payable in monthly installments beginning on the first business day of the first calendar month after the Retirement Date and on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the Retirement Date. If Executive becomes deceased after the commencement of payments under this Section 2(a), but prior to the 15th anniversary of the Retirement Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not died.

(b)Early Termination. If Executive voluntarily resigns from full-time employment with Bank before the Full Benefits Date, or if Bank discharges Executive from full-time employment with Bank for any reason other than For Cause before the Full Benefits Date, Bank shall pay to Executive the Limited Benefit (as hereinafter defined) annually, payable in monthly installments beginning on the Full Benefits Date, and thereafter on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the Full Benefits Date. For the purposes of this Agreement, the “Limited Benefit” shall be the amount set forth on Exhibit A corresponding to the year in which Executive’s employment terminates. If Executive becomes deceased after the commencement of payments under this Section 2(b), but prior to the fifteenth (15th) anniversary of the Full Benefits Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not died.

(c)Disability. If Executive becomes Substantially Disabled (as hereinafter defined) and Executive’s full-time employment with Bank is terminated by Bank prior to the Full Benefits Date as a result, Bank shall pay to Executive the Limited Benefit annually, payable monthly beginning on the first business day of the calendar month following the Disability Determination Date (as hereinafter defined). For purposes of this Agreement, the term “Substantial Disability” shall mean the substantial physical or mental impairment of Executive which materially diminishes Executive’s ability to perform the services theretofore performed by Executive, for a period of six months or more, taking into consideration compliance by Bank with the reasonable accommodation provisions of the Americans with Disabilities Act. The determination of whether Executive is “Substantially Disabled” shall be made by a licensed physician selected by Bank. For purposes of this Agreement, the term “Disability Determination Date” shall mean the date that is thirty (30) days following the date the Substantial Disability is determined. If Executive becomes deceased after the Disability Determination Date, but prior to the fifteenth (15th) anniversary of the Disability Determination Date, payments shall continue to be paid to the Executive’s beneficiary, determined in accordance with Section 13, at the same time and in the same form as they would have been paid to Executive had Executive not died until (but including) the fifteenth (15th) anniversary of the Disability Determination Date.

(d)Discharge for Cause. Any other provision of this Agreement to the contrary notwithstanding, if Executive’s employment by Bank is terminated as a result of, or in connection with: (i) regulatory suspension or removal of Executive from duty with Bank; (ii) gross and consistent dereliction of duty by Executive; (iii) breach of fiduciary duty involving personal profit by Executive; (iv) willful violation of any banking law or regulation; or (v) conviction of a felony or crime of moral turpitude (any of the foregoing referred to herein as “For Cause”), then Executive shall not be entitled to any supplemental retirement benefits provided for in this Agreement and this Agreement may be terminated by Bank without any liability whatsoever. The obligation of Bank to make any payments contemplated under this Agreement shall be suspended during the pendency of any indictment, information or similar charge regarding a felony or crime of moral turpitude, during any regulatory or other adjudicative proceeding concerning regulatory suspension or removal or, for a reasonable time (not to exceed ninety days), while the board of directors of Bank seeks to determine whether Executive could have been terminated For Cause even though Executive may have previously retired, resigned, become Substantially Disabled or been discharged other than For Cause. If during such period the board of directors determines that the Executive could have been discharged For Cause, this subsection (d) shall be applicable as if the Executive had been discharged For Cause.

(e)Death Benefit.

(i)    Death Prior to Full Benefits Date. If Executive becomes deceased prior to the Full Benefits Date while in full-time employment with Bank or following a termination of employment with Bank for any reason other than discharge For Cause or due to Executive becoming Substantially Disabled, Executive’s beneficiary, as determined in accordance with Section 13, shall receive payment(s) in one of the following forms in accordance with Executive’s election under Section 2(e)(iii):

        (A)    The Limited Benefit annually, payable in monthly installments beginning on the first business day of the first calendar month after the date of death and on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the date of death.

        (B)     A lump sum cash payment, payable within 90 days of Executive’s death, equal to the present value of the payments set forth in Section 2(e)(i)(A) calculated as of the date of death based on a reasonable rate of interest as determined by Bank in its sole discretion.

For purposes of this Section 2(e)(i), the Limited Benefit shall be the value set forth on Exhibit A corresponding to the year in which Executive becomes deceased or, if earlier, the year in which Executive’s employment terminates.

(ii)    Death Following Full Benefits Date. If Executive becomes deceased while in full-time employment with Bank following the Full Benefits Date, Executive’s beneficiary, as determined in accordance with Section 13, shall receive payment(s) in one of the following forms in accordance with Executive’s election under Section 2(e)(iii):
        (A)    The Full Benefit annually, payable in monthly installments beginning on the first business day of the first calendar month after the date of death and on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the date of death.

        (B)    A lump sum cash payment, payable within 90 days of Executive’s death, equal to the present value of the payments set forth in Section 2(e)(ii)(A) calculated as of the date of death based on a reasonable rate of interest as determined by Bank in its sole discretion.

(iii)    Deferral Election. An election under this Section 2(e) shall be made by Executive within thirty (30) days after Executive first becomes entitled to benefits under this Section 2(e). If Executive fails to make a timely election under this Section 2(e)(iii), the default election shall be a lump sum cash payment under Sections 2(e)(i)(B) and 2(e)(ii)(B).

(f)Benefits Mutually Exclusive. Under no circumstances will Executive become entitled to more than one of the Full Benefit or the Limited Benefit.

(g)Termination of Agreement. Upon termination of this Agreement pursuant to Section 12(l) of this Agreement before the Full Benefits Date, Bank shall pay to Executive the Limited Benefit (as set forth on Exhibit A corresponding to the year in which the Agreement is terminated). Upon termination of this Agreement pursuant to Section 12(l) of this Agreement after the Full Benefits Date, Bank shall pay to Executive the Full Benefit. The benefit under this Section 2(g) shall be payable in monthly installments beginning on the Full Benefits Date, and thereafter on the first business day of each month thereafter until (but including) the fifteenth (15th) anniversary of the Full Benefits Date.

(h)Payments to Specified Employees. If the Executive is considered a ‘Specified Employee’ within the meaning of Treasury Regulation section 1.409A-1(i) at the time the Executive becomes entitled to a benefit under Section 2(a), 2(b) or 2(c) of this Agreement, payment of the benefit due under Section 2(a), 2(b) or 2(c) will commence no earlier than the first day of the seventh (7th) month following the Executive’s termination of employment with Bank.

3.Intent of Parties. Bank and Executive intend that this Agreement shall primarily provide supplemental retirement benefits to Executive as a member of a select group of management or highly compensated employees of Bank for purposes of the Employee Retirement Income Security Act of 1974, as may be amended (“ERISA”).

4.ERISA Provisions.

(a)The following provisions in this Agreement are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

(b)The “Named Fiduciary” is Bank.

(c)The general corporate funds of Bank are the basis of payment of benefits under this Agreement.

(d)For claims procedure purposes, the “Claims Manager” shall be the Chief Executive Officer of the Bank or such other person named from time to time by notice to Executive.

(i)If for any reason a claim for benefits under this Agreement is denied by Bank, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his/her claim, all written in a manner calculated to be understood by the claimant for this purpose:

(1)The claimant’s claim shall be deemed filed when presented orally or in writing to the Claims Manager.

(2)The Claims Manager’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(ii)The claimant shall have 60 days following his/her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his/her representative may submit pertinent documents and written issues and comments.

(iii)The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant’s request for review of his/her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

(e)The Claims Manager has discretionary authority to determine eligibility for benefits.

5.Funding by Bank.

(a)Bank shall be under no obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under this Agreement. Executive shall be and remain an unsecured general creditor of Bank with respect to Bank’s obligations hereunder. Executive shall have no property interest in the Retirement Account or any other rights with respect thereto.

(b)Notwithstanding anything herein to the contrary, Bank has no obligation whatsoever to purchase or maintain an actual life insurance policy with respect to Executive or otherwise. If Bank determines in its sole discretion to purchase a life insurance policy referable to the life of Executive, neither Executive nor Executive’s beneficiary shall have any legal or equitable ownership interest in, or lien on, such policy or any other specific funding or any other investment or to any asset of Bank. Bank, in its sole discretion, may determine the exact nature and method of funding (if any) of the obligations under this Agreement. If Bank elects to fund its obligations under this Agreement, in whole or in part, through the purchase of a life insurance policy, mutual funds, disability policy, annuity, or other security, Bank reserves the right, in its sole discretion, to terminate such method of funding at any time, in whole or in part.

(c)If Bank, in its sole discretion, elects to invest in a life insurance, disability or annuity policy on the life of Executive, Executive shall assist Bank, from time to time, promptly upon the request of Bank, in obtaining such insurance policy by supplying any information necessary to obtain such policy as well as submitting to any physical examinations required therefor. Bank shall be responsible for the payment of all premiums with respect to any whole life, variable, or universal life insurance, disability or annuity policy purchased in connection with this Agreement unless otherwise expressly agreed.

6.[Intentionally Omitted]

7.Competition with Bank. Anything in this Agreement to the contrary notwithstanding (but subject to the following proviso), if Executive, directly or indirectly, at any time after the execution of this Agreement, owns, manages, operates, joins, controls or participates in or is employed by or gives consultation or advice to or extends credit to (other than through insured deposits) or otherwise is connected in any manner, directly or indirectly with, any bank, financial institution, firm, person, sole proprietorship, partnership, corporation, company or other entity (other than the Bank or entities controlled or under common control with the Bank) that provides financial services, including, without limitation, retail or commercial lending services, and has an office in the State of Louisiana, then Bank shall have the option, in its sole and absolute discretion, to terminate Executive’s right to receive any benefits under this Agreement (and, to the extent Executive may already have begun receiving benefits hereunder, terminate Executive’s right to receive any further benefits hereunder); provided, however, that nothing in this Section 7 shall prohibit Executive from owning less than one percent (1%) of the outstanding shares of any company whose common stock is publicly traded. Any termination of benefits by Bank under the Section 7 shall be made by delivering written notice to Executive specifying the reason for such termination and the effective date of such termination.
            Notwithstanding the preceding, this Section 7 shall not apply following a Change in Control. For purposes of this Agreement, a “Change in Control” shall occur in the event of (i) a change in the ownership of the capital stock of Bank, or of Red River Bancshares, Inc. (“Company”) whereby a person or group (within the meaning of Section 409A of the Internal Revenue Code, as amended, and regulations promulgated thereunder (collectively, the “Code”)) (a “Person”) acquires, directly or indirectly, ownership of a number of shares of capital stock of Bank or of Company which, together with capital stock already held by such Person, constitutes fifty percent (50%) or more of the total fair market value or of the combined voting power of Bank’s or of Company’s outstanding capital stock then entitled to vote generally in the election of the directors; provided, however, that if a Person already owns fifty percent (50%) or more of the total fair market value or of the combined voting power of Bank’s or of Company’s outstanding capital stock then entitled to vote generally in the election of the directors, the acquisition of additional capital stock by such Person is not considered a Change in Control of Bank or of Company; or (ii) a change in the effective control of Company whereby a majority of the persons who were members of the Board of Directors of Company are, within a twelve (12) month period, replaced by individuals whose appointment or election to Company’s Board of Directors is not endorsed by a majority of Company’s Board of Directors prior to such appointment or election; or (iii) a change in the ownership of the assets of Bank or of Company, whereby a Person acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of Bank or of Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of Bank or of Company immediately prior to such acquisition or acquisitions; provided, however, that there is no Change in Control if assets are transferred to an entity that is controlled by the shareholders of Bank or of Company immediately after the transfer, nor is it a Change in Control if Bank or Company transfers assets to: (A) a shareholder of Bank or of Company (immediately before the asset transfer) in exchange for or with respect to the shareholder’s capital stock in Bank; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Bank or Company; (C) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding capital stock of Bank or of Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (C) of this Section 7(iii).

8.Employment of Executive; Other Agreements. The benefits provided for herein for Executive are supplemental retirement benefits and shall not be deemed to modify, affect or limit any salary or salary increases, bonuses, profit sharing or any other type of compensation of Executive in any manner whatsoever. No provision contained in this Agreement shall in any way affect, restrict or limit any existing employment agreement between Bank and Executive, nor shall any provision or condition contained in this Agreement create specific employment rights of Executive or limit the right of Bank to discharge Executive with or without cause. Except as otherwise provided therein, nothing contained in this Agreement shall affect the right of Executive to participate in or be covered by or under any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation, retirement or fringe benefit plan constituting any part of Bank’s compensation structure whether now or hereinafter existing.

9.Confidentiality. In further consideration of the mutual promises contained herein, Executive agrees that the terms and conditions of this Agreement, except as such may be disclosed in financial statements and tax returns, in connection with estate planning or in any of the Company’s public filings with the Securities Exchange Commission or other state or federal securities or regulatory agency, are and shall forever remain confidential until the death of Executive and Executive agrees that he/she shall not reveal the terms and conditions contained in this Agreement at any time to any person or entity, other than his/her financial and professional advisors unless required to do so by a court of competent jurisdiction.

10.Leave of Absence. Bank may, in its sole discretion, permit Executive to take a leave of absence for a period not to exceed one year. Any such leave of absence must be approved by the board of directors of Bank and reflected in its minutes. If permitted under Section 409A of the Code, during this time, Executive will still be considered to be in the employ of Bank for purposes of this Agreement.

11.Withholding. Executive is responsible for payment of all taxes applicable to compensation and benefits paid or provided to Executive under this Agreement, including federal and state income tax withholding, except Bank shall be responsible for payment of all employment (FICA) taxes due to be paid by Bank pursuant to Section 3121(v) of the Code (i.e., FICA taxes on the present value of payments hereunder which are no longer subject to vesting). Executive agrees that appropriate amounts for withholding may be deducted from the cash salary, bonus or other payments due to Executive by Bank. If insufficient cash wages are available or if Executive so desires, Executive may remit payment in cash for the withholding amounts.

12.Miscellaneous Provisions.

(a)Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission of an executed counterpart.

(b)Construction. As used in this Agreement, the neuter gender shall include the masculine and the feminine, the masculine and feminine genders shall be interchangeable among themselves and each with the neuter, the singular numbers shall include the plural, and the plural the singular. The term “person” shall include all persons and entities of every nature whatsoever, including, but not limited to, individuals, corporations, partnerships, governmental entities and associations. The terms “including,” “included,” “such as” and terms of similar import shall not imply the exclusion of other items not specifically enumerated.

(c)Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid, illegal, unenforceable or inconsistent with any present or future law, ruling, rule or regulation of any court, governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be rescinded or modified in accordance with such law, ruling, rule or regulation and the remainder of this Agreement or the application of such provision to the person or circumstances other than those as to which it is held inconsistent shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(d)Governing Law. This Agreement is made in the State of Louisiana and shall be governed in all respects and construed in accordance with the laws of the State of Louisiana, without regard to its conflicts of law principles, except to the extent superseded by the Federal laws of the United States.

(e)Binding Effect. This Agreement is binding upon the parties, their respective successors, assigns, heirs and legal representatives. Without limiting the foregoing this Agreement shall be binding upon any successor of Bank whether by merger or acquisition of all or substantially all of the assets or liabilities of Bank. This Agreement may not be assigned by any party without the prior written consent of each other party hereto. This Agreement has been approved by the Board of Directors of Bank and Bank agrees to maintain an executed counterpart of this Agreement in a safe place as an official record of Bank.

(f)No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Bank and Executive, Executive’s designated beneficiary or any other person.

(g)Assignment of Rights. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against Executive or any beneficiary; nor shall Executive or any beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by Executive to Bank.

(h)Entire Agreement. This Agreement (together with its exhibits, which are incorporated herein by reference) constitutes the entire agreement of the parties with respect to the subject matter hereof and all prior or contemporaneous negotiations, agreements and understandings, including the Original Agreement, whether oral or written, are hereby superseded, merged and integrated into this Agreement.

(i)Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered by hand, or by first class, certified or registered mail, postage prepaid, addressed to the Bank or the Executive, as applicable, at the address for such party set forth below or such other address designated by notice.

Bank:        Red River Bank
        1412 Centre Court Drive, Suite 301
        Alexandria, LA 71301
        Attn:    Chief Executive Officer

Executive:    [Executive]
        __________________________
        __________________________

(j)Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

(k)Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

(l)Amendment and Termination. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties; provided, however, that Bank shall have the right to unilaterally amend this Agreement to the extent necessary to obtain favorable tax treatment under Section 409A of the Code. No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted.

                Bank may terminate this Agreement in its entirety at any time by written notice to the Executive, provided that such termination and the payment of any benefit upon such termination complies with the requirements of Section 409A of the Code. Upon termination of the Agreement, benefits will be paid in accordance with Section 2 of the Agreement. Notwithstanding the foregoing, Bank may accelerate the payment of any benefit under this Agreement in the event of termination of the Agreement, provided that termination of the Agreement and payment of benefits in connection therewith complies with the requirements of Treasury Regulation sections 1.409A-3(j)(4)(ix)(A), (B) and (C), permitting acceleration of the time of payment in connection with plan terminations. If Bank accelerates the timing of payment under this Section 12(l), Bank shall pay the Executive the then present value of the payments due to the Executive under Section 2 of the Agreement. In such case, the present value of the Executive’s benefit shall be determined using the interest rate published by the Pension Benefit Guaranty Corporation for private sector payments of immediate annuities under PBGC Reg. § 4022.7(e)(2) or any successor provision applicable to the month in which payment will be made.  No discount shall be made for mortality.

(m)Seal. The parties hereto intend this Agreement to have the effect of an agreement executed under the seal of each.

(n)Section 409A. The parties hereto intend that this Agreement comply with the requirements of Section 409A of the Code (including the exceptions thereto) to the extent applicable, and this Agreement shall be interpreted in a manner consistent with such requirements. Notwithstanding any other provision hereof, if any provision of this Agreement conflicts with the requirements of Section 409A of the Code (or an exception thereto), such provision shall be deemed reformed so as to comply with the requirements of Section 409A of the Code (or an exception thereto) and shall be interpreted and applied accordingly.

13.Beneficiary Designation. Executive may from time to time name any beneficiary or beneficiaries to receive Executive’s interest in this Agreement in the event of the Executive’s death. Each designation will revoke all prior designations by Executive, shall be in a form reasonably prescribed by Bank (see Exhibit B hereto) and shall be effective only when filed by Executive in writing with Bank during Executive’s lifetime. If Executive fails to designate a beneficiary, then Executive’s designated beneficiary shall be deemed to be Executive’s estate.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the day and year first above written.

BANK:

    RED RIVER BANK

By: /s/ R. Blake Chatelain
Its: President/CEO

EXECUTIVE:

/s/ Executive
Executive

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule – Isabel Carriere

“Full Benefit” = $100,000

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$71,429
October 1, 2024 to September 30, 2025	$74,286
October 1, 2025 to September 30, 2026	$80,714
October 1, 2026 to September 30, 2027	$87,143
October 1, 2027 to December 30, 2028	$93,571

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule – Andrew Cutrer

“Full Benefit” = $65,600

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$37,486
October 1, 2024 to September 30, 2025	$41,609
October 1, 2025 to September 30, 2026	$47,607
October 1, 2026 to September 30, 2027	$53,604
October 1, 2027 to December 30, 2028	$59,602

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule – G. Bridges Hall, IV

“Full Benefit” = $50,000

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$5,556
October 1, 2024 to September 30, 2025	$12,222
October 1, 2025 to September 30, 2026	$21,667
October 1, 2026 to September 30, 2027	$31,111
October 1, 2027 to December 30, 2028	$40,556

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule –Bryon Salazar

“Full Benefit” = $110,000

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$64,706
October 1, 2024 to September 30, 2025	$71,177
October 1, 2025 to September 30, 2026	$80,883
October 1, 2026 to September 30, 2027	$90,588
October 1, 2027 to December 30, 2028	$100,294

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule – Tammi Salazar

“Full Benefit” = $110,000

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$70,968
October 1, 2024 to September 30, 2025	$75,935
October 1, 2025 to September 30, 2026	$84,451
October 1, 2026 to September 30, 2027	$92,968
October 1, 2027 to December 30, 2028	$101,484

EXHIBIT A

VESTING SCHEDULE
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
    RETIREMENT BENEFITS AGREEMENT

Vesting Schedule – Debbie Triche

“Full Benefit” = $69,100

“Full Benefits Date” = December 31, 2028

Year                   Limited Benefit

October 1, 2023 to September 30, 2024	$43,188
October 1, 2024 to September 30, 2025	$46,642
October 1, 2025 to September 30, 2026	$52,257
October 1, 2026 to September 30, 2027	$57,871
October 1, 2027 to December 30, 2028	$63,486

EXHIBIT B

DESIGNATION OF BENEFICIARY FORM
under the
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE
RETIREMENT BENEFITS AGREEMENT

[Intentionally Omitted]